As Filed with the Securities and Exchange Commission on May 31, 2000
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                           COLUMBIA LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                           59-2758596
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                         Identification Number)

                      2875 NORTHEAST 191 STREET, SUITE 400
                             AVENTURA, FLORIDA 33180
                                 (305) 933-6089
       (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                                DAVID L. WEINBERG
                             CHIEF FINANCIAL OFFICER
                           COLUMBIA LABORATORIES, INC.
                      2875 NORTHEAST 191 STREET, SUITE 400
                             AVENTURA, FLORIDA 33180
                                 (305) 933-6089
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             STEPHEN M. BESEN, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

         If the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check this following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


NY2:\906504\07\37965.0012

                         CALCULATION OF REGISTRATION FEE
============================================ ================== ==============
                                             Proposed
                                             Maximum            Amount of
Title of Each Class of                       Aggregate          Registration
Securities to be Registered                  Offering Price     Fee (1)
-------------------------------------------- ------------------ --------------
Common Stock, $.01 par value (2)               $75,000,000 (3)      $19,800
-------------------------------------------- ------------------ --------------
(1)  Calculated pursuant to Rule 457(o) under the Securities Act.
(2) Subject to note (3) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold from time to time.
(3) Except as permitted by Rule 462 under the Securities Act, in no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $75,000,000.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
     SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS IDENTIFIED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION. DATED MAY 31, 2000

PROSPECTUS


                                   $75,000,000


[LOGO]                       COLUMBIA LABORATORIES, INC.

                                  COMMON STOCK


         We may offer shares of common stock from time to time at prices and on terms to be determined by market conditions at the time we make the offer. We will provide the specific terms of common stock in supplements to this prospectus. Before you invest in the common stock, you should carefully read this prospectus and the prospectus supplement related to the common stock offered.


        Our common stock trades on the American Stock Exchange under the symbol COB. On May 30, 2000, the last reported sale price of the common stock on the AMEX was $9.25 per share.

        THE SECURITIES WE MAY OFFER INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         If we sell the common stock through agents or underwriters, we will include their names and the fees, commissions and discounts that they will receive, as well as the net proceeds to us, in the applicable prospectus supplement.

The date of this prospectus is             , 2000

                                TABLE OF CONTENTS

                                                                        PAGE

PROSPECTUS SUMMARY........................................................3

RISK FACTORS..............................................................7

FORWARD-LOOKING INFORMATION...............................................7

WHERE YOU CAN FIND MORE INFORMATION.......................................8

USE OF PROCEEDS..........................................................10

DESCRIPTON OF CAPITAL STOCK..............................................11

PLAN OF DISTRIBUTION.....................................................16

LEGAL MATTERS............................................................17

EXPERTS..................................................................17



         NO DEALER, SALES PERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE SECURITIES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                               PROSPECTUS SUMMARY

                           COLUMBIA LABORATORIES, INC.

         Because this is a summary, it does not contain all the information about Columbia that may be important to you. To understand the specific terms of the securities, you should read this prospectus with the accompanying prospectus supplement carefully. You should also carefully read the section entitled "Risk Factors" in this prospectus and the accompanying prospectus supplement and the documents identified under the caption "Where You Can Find More Information."

         We are currently engaged in the development and sale of pharmaceutical products. Our objective is to develop unique pharmaceutical products that treat female specific diseases and conditions including:

            o     infertility;

            o     dysmenorrhea, painful uterine cramping associated with menses;

            o endometriosis, the growth of endometrial tissue outside the uterus; and

            o     hormonal deficiencies.

We are also seeking to develop unique pharmaceutical products that treat sexually transmitted diseases.

         Our products primarily utilize our patented Bioadhesive Delivery System. The Bioadhesive Delivery System is based upon the principal of bioadhesion, a process by which the polymer, a large insoluble substance, adheres to skin and other body surfaces and to mucin, a naturally occurring secretion of the mucous membranes. The polymer remains attached to the surfaces or the mucin and is discharged upon normal cell turnover. Cell turnover is a normal process which, depending upon the area of the body, occurs every 12 to 72 hours. The extended period of attachment permits the Bioadhesive Delivery System to be utilized in products when extended duration of effectiveness is desirable or required.

         Our first prescription drug utilizing the Bioadhesive Delivery System, Crinone(R), is a sustained release, vaginally delivered, natural progesterone product. Progesterone is a hormone manufactured by a woman's ovary in the second half of the menstrual cycle. By delivering progesterone directly to the uterus, a process we call "First Uterine Pass Effect"(C), it maximizes the therapeutic benefit. It also avoids side effects seen with orally-delivered synthetic progesterone-like drugs. In May 1997, we received U.S. marketing approval for Crinone from the FDA for use as progesterone supplementation or replacement as part of a treatment program for infertile women. In July 1997, we received U.S. marketing approval for Crinone from the FDA for the treatment of secondary amenorrhea, which is the loss of the menstrual period. Outside the U.S., Crinone has been approved for marketing for one or more medical indications in a variety of European and Latin American countries.

         In May 1995, we entered into a worldwide, except for South Africa, license and supply agreement for Crinone with American Home Products Corporation. As part of the agreement, the Wyeth-Ayerst Laboratories division of AHP marketed Crinone. On July 2, 1999, AHP assigned the license and supply agreement to Ares-Serono, a Swiss pharmaceutical company. Serono paid $68 million to AHP for the rights to Crinone and assumed AHP's financial obligations to us. Under the terms of the license and supply agreement, we have earned $17 million in milestone payments as of December 31, 1999 and will continue to receive additional milestone payments.

         In addition, we have produced through contract manufacturers the following over-the-counter products for sales by us or our licensees:

            o     Advantage-S(R), our female contraceptive gel;

            o Replens(R), which replenishes vaginal moisture on a sustained basis and relieves the discomfort associated with vaginal dryness; and

            o MipHil(TM), which reduces vaginal pH for the elimination of symptoms of bacterial vaginosis.

         On May 5, 2000, we sold various tangible and intangible assets related to the U.S. rights for Replens to Lil' Drug Store Products, Inc. for a total of $4.5 million cash. Additionally, Lil' Drug Store agreed to buy up to $500,000 of Replens inventory from us and to pay us future royalties of up to $2 million equal to 10% of future U.S. sales of Replens.

         Additionally, on May 5, 2000, we licensed our Legatrin PM, Legatrin GCM, Vaporizer in a Bottle and Diasorb brands to Lil' Drug Store. Under the terms of these agreements, we will receive license fees equal to 20% of the licensee's net sales of these brands. These agreements each have five-year terms with provisions for renewal and contain options that allow the licensee to acquire the brands from us.

         We intend to concentrate on developing our prescription products, including Chronodyne(R), a product intended to relax the uterus and prevent abnormal contractions. This product may be useful in the treatment of disorders such as dysmenorrhea and endometriosis. We expect Chronodyne(R) to enter Phase III clinical trials later this year.

         Our research in endocrinology has also led to the development of a physiologic testosterone bioadhesive buccal tablet, a product to treat "andropause" in men. Like the failure of the ovaries in menopausal women to produce estrogen, andropause occurs upon the failure of the testes to produce sufficient testosterone in men. This, in turn, results in increasing levels of Follicle Stimulating Hormone, a natural hormone in the male pituitary gland which stimulates the testicles to produce testosterone. This may have the same impact as menopause in women, including:

            o     increased risk of cardiovascular disease;

            o     Alzheimer's disease; and

            o     osteoporosis.

Our physiologic testosterone bioadhesive buccal tablet may play an important role in the treatment of angina, the pain associated with the clogging of the coronary arteries, and in the secondary prevention of a heart attack. We expect to enter Phase III clinical trials for our physiologic testosterone buccal tablet within the next several months and expect to complete Phase III trials by year-end.

         We have focused on women's health care because of the significant number of women's health and hygiene needs which have not been met by available products and because we have found vaginal delivery of pharmaceutical products to be particularly effective. We intend to continue to develop products that improve the delivery of previously approved drugs.

         Our principal executive offices are located at:

                     2875 Northeast 191st Street, Suite 400
                             Aventura, Florida 33180
                               Tel: (305) 933-6089

         Our subsidiaries, all of which are wholly-owned, are Columbia Laboratories (Bermuda) Ltd., Columbia Laboratories (France) SA, Columbia Laboratories (UK) Limited and Columbia Research Laboratories, Inc.

                          THE COMMON STOCK WE MAY OFFER

         We may offer shares of our common stock from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the common stock we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

            o     aggregate offering price;

            o     rates and times of payment of dividends, if any

            o     voting or other rights, if any; and

            o     important federal income tax considerations.

         The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. THIS PROSPECTUS MAY NOT BE USED TO COMPLETE ANY SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

         We may sell the common stock directly to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of common stock. If we do offer common stock through agents or underwriters, we will include in the applicable prospectus supplement:

            o     the names of those agents or underwriters;

            o applicable fees, discounts and commissions, to be paid to them; and

            o     the net proceeds to us.

         We may also deliver this prospectus in connection with the sale of any shares of common stock issued upon the exercise of any warrants to purchase common stock we may issue or sell.

         Common Stock. We may offer our common stock from time to time. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, except those matters that are submitted solely to a vote of the holders of preferred stock. Subject to any preferences of outstanding shares of preferred stock, holders of common stock are entitled to dividends when and if declared by the board of directors.

                                  RISK FACTORS

         The prospectus supplement applicable to the common stock we may offer will contain a discussion of risks applicable to an investment in Columbia common stock. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in the registration statement of which this prospectus is a part.

                           FORWARD-LOOKING INFORMATION

         The statements contained or incorporated by reference in this prospectus that are not historical facts are "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we, or our representatives, have made or may make forward-looking statements, orally or in writing. Furthermore, forward-looking statements may be included in our filings with the SEC as well as in press releases or oral presentations made by or with the approval of one of our authorized executive officers. Forward-looking statements include all statements about our future strategy and most other statements that are not historical in nature. Forward-looking statements are generally identified by words such as "believes," "estimates," "expects," "intends," "plans, " "may," "will," "should," "anticipates" and other similar expressions. Such statements include, without limitation, our expectations regarding:

        o   sales;

        o   earnings or other future financial performance and liquidity;

        o   product introductions;

        o   entry into new geographic regions; and

        o   general optimism about future operations or operating results.

         We caution you to bear in mind that forward-looking statements, by their very nature, involve assumptions and expectations and are subject to risks and uncertainties. Although we believe that the assumptions and expectations reflected in the forward-looking statements contained in this prospectus are reasonable, we cannot assure you that those assumptions or expectations will ultimately be correct. Important factors that could cause actual results to differ materially from our expectations are disclosed in this prospectus under the caption "Risk Factors." These factors include the following:

        o increased competitive activity from companies in the pharmaceutical industry, some of which have greater resources;

        o social, political and economic risks to our foreign operations, including changes in foreign investment and trade policies and regulations, including changes in accounting standards, that affect, or will affect, Columbia in the United States and abroad;

        o foreign currency fluctuations affecting the relative prices at which we and foreign competitors sell our products in the same market; and

        o timely completion of studies and approvals by the FDA and other regulatory agencies.

         Additional information on factors that may affect the business and financial results can be found in our filings with the SEC. All forward-looking statements should be considered in light of these risks and uncertainties. We assume no responsibility to update forward-looking statements made in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         Federal securities law requires us to file information with the Securities and Exchange Commission concerning our business and operations. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms located at

        o   450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549

        o   Seven World Trade Center, 13th Floor, New York, New York 10048

        o Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661

         Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements and other information also can be inspected at the offices of the American Stock Exchange at 86 Trinity Place, New York, NY 10006-1881.

         We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities that we may offer under this prospectus. This prospectus, which is a part of that registration statement, does not include all the information contained in the registration statement and its exhibits. For further information with respect to Columbia and the securities, you should consult the registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

         The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information.

         The following documents filed by Columbia with the SEC and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 1-12145) made prior to the termination of this offering are incorporated by reference:

        o our Annual Report on Form 10-K for our fiscal year ended December 31, 1999;

        o our Quarterly Report on Form 10-Q for our quarter ended March 31, 2000; and

        o the description of our common stock contained in our registration statement on Form 8-A, filed on February 1, 1989.

         You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at:

                           Columbia Laboratories, Inc.
                      2875 Northeast 191 Street, Suite 400
                             Aventura, Florida 33180
              Attention: David L. Weinberg, Chief Financial Officer
                            Telephone: (305) 933-6089

                                 USE OF PROCEEDS

         Unless otherwise described in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and the related prospectus supplements for our general corporate purposes, which may include working capital, funding our operating losses, capital expenditures and operating expenses. Unless otherwise described in a prospectus supplement, pending application for specific purposes, the net proceeds of any sale of the securities offered by this prospectus and the related prospectus supplements may be invested in short-term investments and marketable securities.

                           DESCRIPTON OF CAPITAL STOCK

GENERAL

         We are authorized to issue 100,000,000 shares of common stock, par value $.01 per share and 1,000,000 shares of preferred stock, par value $.01 per share, of which 151,000 shares have been designated Series A Preferred Stock, 150,000 shares have been designated Series B Preferred Stock and 6,600 shares have been designated Series C Preferred Stock. As of May 30, 2000, 30,434,926 shares of common stock, 33 shares of Series A Preferred Stock, 1,630 shares of Series B Preferred Stock and 4,260 shares of Series C Preferred Stock were outstanding, and there were 396, 1, 3 and 22 holders of record of common stock, Series A, Series B and Series C Preferred Stock, respectively. We have been informed that there are approximately 9,500 beneficial owners of our common stock.

         We are currently subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. Section 203 prevents certain Delaware corporations from engaging, under certain circumstances, in a "business combination," which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder for three years following the date that the stockholder became an interested stockholder. An interested stockholder is a stockholder who acquired 15% or more of the corporation's outstanding voting stock without the prior approval of the corporation's board of directors.

         The following summaries of certain provisions of our common stock and preferred stock do not purport to be complete and are subject to, and are qualified in their entirety by, the provisions of our restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference into the registration statement of which this prospectus is a part.

COMMON STOCK

         With the exception of certain circumstances, holders of the Series A and Series B Preferred Stock and common stock vote together as a single class on all matters upon which stockholders are entitled to vote. Series C Preferred Stock has no voting rights. The holders of common stock are entitled to one vote for each share of such stock held of record by them and may not accumulate votes. This means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so; and, in such event, the holders of the remaining shares will not be able to elect any person to the board of directors. The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor, subject to prior rights of preferred stockholders, and in the event of liquidation, dissolution or winding up of the company, to share ratably in all assets remaining after payment of liabilities and after payment of any preferential amounts to which holders of preferred stock are entitled. Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.


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


         DIVIDENDS

         We have never paid a cash dividend on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings for use in the development and expansion of our business.

         FUTURE SALES OF COMMON STOCK

         Approximately 2,500,000 shares of common stock outstanding are "restricted securities" as that term is defined in Rule 144 under the Securities Act and may be sold only in compliance with that rule, pursuant to registration under the Securities Act or pursuant to an exemption from registration. Generally, under Rule 144, each person holding restricted securities for a period of two years may, every three months after such two-year holding period, sell in ordinary brokerage transactions or to market makers an amount of shares equal to the greater of one percent of the particular company's then outstanding common stock or the average weekly trading volume during the four weeks prior to the proposed sale. This limitation on the amount of shares which may be sold under the rule does not apply to restricted securities sold for the account of a person who is not and has not been an affiliate of Columbia during the three months prior to the proposed sale and who has beneficially owned the securities for at least three years. In addition, the shares of common stock underlying the shares of Series A, Series B and Series C Preferred Stock have been registered under the Securities Act and, accordingly, when issued, will not be restricted securities. Sales of substantial amounts of common stock in the public market under Rule 144, pursuant to registration statements, or otherwise, could adversely affect prevailing market prices of our common stock.

         TRANSFER AGENT

         The transfer agent and registrar for our common stock is First Union National Bank.

WARRANTS

         The statements under this caption are summaries that do not purport to be complete. They are qualified by reference to the various warrant instruments, which have been filed with the SEC.

         As of May 30, 2000, we had warrants outstanding for the purchase of up to 536,478 shares of common stock at prices ranging from $3.50 to $10.78 per share. These warrants are exercisable through the year 2005. The exercise price of the warrants and the number of shares of common stock issuable upon the exercise of the warrants are subject to adjustment in certain circumstances. Warrants may be exercised at any time during their exercise periods by surrendering to Columbia the certificate evidencing those warrants, with the form to exercise all or a portion of those warrants duly filled in and signed, together with payment of the exercise price.


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

PREFERRED STOCK

         The board of directors is authorized to issue shares of preferred stock and, subject to the limitations contained in the restated certificate of incorporation and any limitations prescribed by law, to establish and designate series and to fix the number of shares and the relative rights, conversion rights, voting rights, terms of redemption and liquidation preferences. If shares of preferred stock with voting rights are issued, such issuance could affect the voting rights of the holders of our common stock by increasing the number of outstanding shares having voting rights. In addition, if the board of directors authorizes the issuance of shares of preferred stock with conversion rights, the number of shares of common stock outstanding could potentially be increased up to the authorized amount. The issuance of preferred stock, could, under certain circumstances, have the effect of delaying or preventing a change in control of the company and may adversely affect the rights of holders of common stock. Also, preferred stock could have preferences with respect to dividend and liquidation rights.

         We issued 151,000 shares of Series A Preferred Stock in connection with our private placement completed in November 1989, 150,000 shares of Series B Preferred Stock in connection with our private placement completed in August 1991 and 6,600 shares of Series C Preferred Stock in connection with our private placement completed in January 1999. The following description of the rights, preferences and privileges of the Series A, Series B and Series C Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the certificates of designation to our restated certificate of incorporation, which set forth the terms and provisions of the Series A, Series B and Series C Preferred Stock, copies of which have been previously filed with the SEC.

         DIVIDENDS

         The Series A Preferred Stock pays cumulative dividends at a rate of 8% per annum, payable quarterly. As of May 30, 2000, dividends of $38.00 have been earned but have not been declared. Upon conversion of any shares of Series A Preferred Stock, we are obligated to issue additional shares of common stock having a market value equal to accrued but unpaid dividends on the Series A Preferred Stock at the time of conversion. The issuance of any such shares of common stock is subject to applicable provisions of the Delaware General Corporation Law.

         We do not presently intend to declare dividends with respect to the Series B Preferred Stock. In the event the board of directors elects to declare any cash dividends on the common stock, the board must also declare a cash dividend on the Series B Preferred Stock in an amount equal to the common equivalent per share dividend declared on the common stock. Dividends will be cumulative from the payment date of any such declaration, whether or not there are funds legally available for the payment of those dividends. Accumulations of dividends on shares of Series B Preferred Stock will not bear interest.

         The Series C Preferred Stock pays cumulative dividends at a rate of 5% per annum payable quarterly. As of May 30, 2000, dividends of $30,429.00 have been earned but have not been declared. Upon conversion of any shares of Series C Preferred Stock, we are obligated to issue additional shares of common stock having a market value equal to accrued but unpaid dividends on the Series C


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

Preferred Stock at the time of conversion. The issuance of any such shares of common stock is subject to applicable provisions of the Delaware General Corporation Law.

         CONVERSION RIGHTS

         Holders of Series A, Series B and Series C Preferred Stock are entitled to convert their shares of preferred stock into shares of common stock at any time. As of May 30, 2000, each share of Series A Preferred Stock is convertible into 12.36 shares of common stock, each share of Series B Preferred Stock is convertible into 20.57 shares of common stock and each share of Series C Preferred Stock is convertible into 285.71 shares of common stock.

         The conversion rates are subject to adjustment in certain circumstances. If we declare a dividend on our common stock payable in common stock or payable in securities convertible into common stock, or if we subdivide, combine, or reclassify our outstanding shares of common stock, then the conversion rates will be adjusted so that each holder of Series A, Series B and Series C Preferred Stock will be entitled to receive on conversion of his shares that number of shares of common stock he would have held after the dividend, subdivision, combination, or reclassification if he had converted his shares of Series A, Series B and Series C Preferred Stock immediately prior to the record date or effective date thereof, and, in the case of a dividend payable in securities convertible into common stock, after he had converted all those securities into common stock.

         The Series B Preferred Stock will be automatically converted into common stock upon the first to occur of the following events: (1) the completion of at least a $10 million public offering with an offering price of at least $10 per share or (2) the date on which the closing price of the common stock on a national exchange is at least $61.71 per share for a minimum of 20 consecutive trading days where the average daily volume during such period is at least 30,000 shares.

         REDEMPTION RIGHTS

         We have the right to redeem, at any time, all or part of the shares of Series A Preferred Stock at a redemption price of $100 per share of Series A Preferred Stock, plus accrued and unpaid dividends, if any. The redemption price shall be appropriately adjusted to reflect any stock split, stock dividend or recapitalization with respect to the common stock.

         At any time, we have the right to redeem all or part of the shares of Series C Preferred Stock at a redemption price determined by several factors including the total number of shares of Series C Preferred Stock to be redeemed and the current market price of our common stock.

         We do not have the option to redeem shares of Series B Preferred Stock.

         VOTING RIGHTS

         Holders of Series A and Series B Preferred Stock are each entitled to one vote for each share of common stock into which the shares of Series A and Series B Preferred Stock are convertible. With the exception of certain circumstances, holders of Series A and Series B Preferred Stock and common stock vote together as a single class on all matters upon which stockholders are entitled to vote. Holders of Series A Preferred Stock also have the right, voting as a separate class, to approve any creation of a series of stock senior to the Series A Preferred Stock as to dividends or liquidation. In the event Columbia fails to pay dividends that have been declared on the Series A Preferred Stock for four consecutive quarters, the holders of Series A Preferred Stock, voting as a separate class, have the right to elect one member of the board of directors. Holders of Series B Preferred Stock have the right, voting as a separate class, to approve the creation of any series of stock senior to the Series B Preferred Stock as to liquidation.

         Holders of Series C Preferred Stock have no voting power other than as required by the Delaware General Corporation Law.

         LIQUIDATION RIGHTS

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of Columbia, holders of Series A and Series B Preferred Stock will be entitled to receive out of the assets of Columbia available for distribution to its stockholders, before any distribution is made to holders of its common stock, liquidating distributions in an amount equal to $100 per share plus an amount in cash equal to all accrued but unpaid dividends. Holders of Series C Preferred Stock will be entitled to receive $1,000 per share plus an amount in cash equal to all accrued but unpaid dividends. After payment of the full amount of the liquidating distributions to the holders of the Series A, Series B and Series C Preferred Stock, holders of Columbia's common stock will be entitled to any further distribution of Columbia's assets. If the assets of Columbia are insufficient to pay the full amounts of the liquidating distributions on the Series A, Series B and Series C Preferred Stock, then all available assets of Columbia will be distributed ratably to the holders of the Series A, Series B and Series C Preferred Stock in proportion to the ratio of liquidation preferences.

                              PLAN OF DISTRIBUTION

         We may sell the common stock being offered by this prospectus directly or through agents, underwriters or dealers.

         Agents designated by us from time to time may solicit offers to purchase the common stock offered by this prospectus. Any agent involved in the offer or sale of those securities may be deemed to be an underwriter under the Securities Act and we will name that agent and describe any commissions payable by us to that agent in a prospectus supplement. Any agent appointed by us will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. We may be obligated under agreements with these agents to indemnify them against civil liabilities, including liabilities under the Securities Act. These agents may also engage in transactions with or perform services for us in the ordinary course of business.

         If we utilize any underwriters in any sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them, and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement. That prospectus supplement will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may be obligated under the underwriting agreements with these underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act. These underwriters may also engage in transactions with or perform services for us in the ordinary course of business.

         If we utilize a dealer in any sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may be obligated under agreements with these dealers to indemnify them against civil liabilities, including liabilities under the Securities Act. These dealers may also engage in transactions with or perform services for us in the ordinary course of business.

         If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery of those securities on a specified date in the future. These delayed delivery contracts will be subject to only those conditions set forth in the prospectus supplement, and we will set forth the commission payable for solicitation of these offers in the prospectus supplement.

                                  LEGAL MATTERS

         The validity of the shares of common stock to be offered hereunder will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

                                     EXPERTS

         The consolidated financial statements of Columbia for the period ended December 31, 1997 and the related schedule included in Columbia's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants; and as indicated in their reports with respect thereto, are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

         The consolidated financial statements of Columbia as of December 31, 1998 and December 31, 1999 and for the years ended December 31, 1998 and December 31, 1999 and the related schedules included in Columbia's Annual Reports on Form 10-K for the fiscal years ended December 31, 1998 and December 31, 1999, and incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Goldstein Golub Kessler LLP, independent public accountants. The reports of Goldstein Golub Kessler LLP on the consolidated financial statements and the related schedule are incorporated by reference in this document in reliance upon the authority of Goldstein Golub Kessler LLP as experts in giving these reports.

                           COLUMBIA LABORATORIES, INC.





                                   $75,000,000


                                  Common Stock











                                   ----------
                                   PROSPECTUS
                                   ----------









                                                     , 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated amounts of the expenses of and related to the offering are as follows:

         SEC registration fee......................................$19,800
         Accounting fees and expenses..............................$10,000
         Legal fees and expenses...................................$25,000
         Miscellaneous.............................................$17,500
                                                                    ------

         Total.....................................................$72,300
                                                                    ======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Columbia Laboratories, Inc. is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation is permitted to indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

         Columbia's bylaws provide that Columbia shall indemnify, to the full extent and under the circumstances permitted by the DGCL in effect from time to time, any past, present or future director or officer, made or threatened to be made a party to an action or proceeding other than one by or in the right of Columbia, by reason of the fact that such person is or was a director or officer, or was serving in such capacities at another entity at the specific request of Columbia, on the same conditions provided by the DGCL.

         As permitted by Section 102(b)(7) of the DGCL, Columbia's Certificate of Incorporation contains a provision eliminating the personal liability of a director to Columbia or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

         Columbia maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.      Description
-----------      -----------

3.1              Restated Certificate of Incorporation, as amended (filed as
                 Exhibit 3.1 to Columbia's Registration Statement on Form S-18 (File No. 33-22062).*

3.2 Certificate of Amendment of Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on May 31, 2000.**

3.3 Amended and Restated By-Laws (filed as Exhibit 3.2 to Columbia's Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998-10-K")).*

4.1 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Columbia, dated as of August 8, 1989 (filed as Exhibit (i) to Columbia's Current Report on Form 8-K dated August 14, 1989).*

4.2 Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Columbia, dated as of August 12, 1991 (filed as Exhibit 4.4 to Columbia's Current Report on Form 8-K dated August 22, 1991).*

4.3 Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of Columbia, dated as of January 7, 1999 (filed as Exhibit 4.1 to the 1998-10-K).*

4.4 Securities Purchase Agreement, dated as of January 7, 1999, between Columbia and each of the purchasers named on the signature pages thereto (filed as Exhibit 4.2 to the 1998 10-K).*

4.5 Securities Purchase Agreement, dated as of January 19, 1999, among Columbia, David M. Knott and Knott Partners, L.P. (filed as Exhibit 4.3 to the 1998 10-K).*

4.6 Securities Purchase Agreement, dated as of February 1, 1999, between Columbia and Windsor Partners, L.P. (filed as Exhibit
                 4.4 to the 1998 10-K).*

4.7 Registration Rights Agreement, dated as of January 7, 1999, between Columbia and each of the purchasers named on the signature pages thereto (filed as Exhibit 4.5 to the 1998 10-K).*

4.8 Form of Warrant to Purchase Common Stock, dated as of January 7, 1999 (filed as Exhibit 4.6 to the 1998 10-K).*

4.9 Warrant to Purchase Common Stock, dated as of September 23, 1999, issued to James J. Apostolakis (filed as Exhibit 4.7 to Columbia's Annual Report on Form 10-K for the year ended December 31, 1999 (the "1999-10-K)).*

4.10 Warrant Agreement, dated as of October 25, 1999, between Columbia and Ryan, Beck & Co., Inc. (filed as Exhibit 4.10 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.11 Warrant Certificate, dated as of October 25, 1999, issued to Ryan Beck & Co., Inc. (filed as Exhibit 4.11 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.12 Warrant Certificate, dated as of October 25, 1999, issued to Randy F. Rock (filed as Exhibit 4.12 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.13 Warrant Certificate, dated as of October 25, 1999, issued to Michael J. Kollender (filed as Exhibit 4.13 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.14 Warrant Certificate, dated as of October 25, 1999, issued to Sharon diStefano (filed as Exhibit 4.14 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.15 Warrant Agreement, dated as of May 6, 2000, between Columbia and Ryan, Beck & Co., Inc. (filed as Exhibit 4.15 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.16 Warrant Certificate, dated as of May 6, 2000, issued to Ryan Beck & Co., Inc. (filed as Exhibit 4.16 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.17             Warrant Certificate, dated as of May 6, 2000, issued to Randy
                 F. Rock (filed as Exhibit 4.17 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.18             Warrant Certificate, dated as of May 6, 2000, issued to Michael
                 J. Kollender (filed as Exhibit 4.18 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.19 Warrant Certificate, dated as of May 6, 2000, issued to Sharon diStefano (filed as Exhibit 4.19 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.20 Convertible Note Purchase Agreement, 7 1/8% Convertible Subordinated Note due March 15, 2005 and Registration Rights Agreement, each dated as of March 16, 1998, between the Company and SBC Warburg Dillon Read Inc. (filed as Exhibit 10.12 to Columbia's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).*

5                Opinion of Weil, Gotshal & Manges LLP.***

10 Settlement Agreement and Release, dated as of March 16, 2000, between Columbia Laboratories (Bermuda) Ltd. and Lake Consumer Products, Inc. (filed as Exhibit 10.21 to the 1999 10-K).*

23.1             Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                 5).***

23.2             Consent of Arthur Andersen LLP.**

23.3             Consent of Goldstein Golub Kessler LLP.**

24 Power of Attorney (included on the signature page of this Registration Statement)**

--------------

         *        Incorporated by reference.
         **       Filed herewith.
         ***      To be filed by amendment.

ITEM 17. UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aventura, Florida, on this 31st day of May, 2000.

                                                COLUMBIA LABORATORIES, INC.

                                                By: /s/ David L. Weinberg
                                                   ------------------------
                                                    David L. Weinberg
                                                    Chief Financial Officer

                                POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David L. Weinberg his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                        Title                                               Date
---------                                        -----                                               ----
       /s/ William J. Bologna                    Chairman of the Board of Directors and       May 31, 2000
--------------------------------------------     Chief Executive Officer
       William J. Bologna                        (Principal Executive Officer)

       /s/ James J. Apostolakis                  Vice Chairman of the Board of                 May 31,2000
--------------------------------------------     Directors and President
       James J. Apostolakis

       /s/ David L. Weinberg                     Vice President-Finance and                    May 31,2000
--------------------------------------------     Administration, Chief Financial
       David L. Weinberg                         Officer, Treasurer and Secretary
                                                 (Principal Financial and Accounting
                                                 Officer)

       /s/ Dominique de Ziegler                  Vice President-Pharmaceutical                 May 31,2000
--------------------------------------------     Development and Director
       Dominique de Ziegler

       /s/ Jean Carvais                          Director                                      May 31,2000
--------------------------------------------
       Jean Carvais

       /s/ Norman M. Meier                       Director                                      May 31,2000
--------------------------------------------
       Norman M. Meier


                                      II-5

       /s/ Denis M. O'Donnell                    Director                                      May 31,2000
--------------------------------------------
       Denis M. O'Donnell

       /s/ Selwyn P. Oskowitz                    Director                                      May 31,2000
--------------------------------------------
       Selwyn P. Oskowitz

       /s/ Robert C. Strauss                     Director                                      May 31,2000
--------------------------------------------
       Robert C. Strauss


                                  EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------

3.1                Restated Certificate of Incorporation, as amended (filed as
                   Exhibit 3.1 to Columbia's Registration Statement on Form S-18 (File No. 33-22062).*

3.2 Certificate of Amendment of Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on May 31, 2000.**

3.3 Amended and Restated By-Laws (filed as Exhibit 3.2 to Columbia's Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998-10-K")).*

4.1 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Columbia, dated as of August 8, 1989 (filed as Exhibit (i) to Columbia's Current Report on Form 8-K dated August 14, 1989).*

4.2 Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Columbia, dated as of August 12, 1991 (filed as Exhibit 4.4 to Columbia's Current Report on Form 8-K dated August 22, 1991).*

4.3 Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of Columbia, dated as of January 7, 1999 (filed as Exhibit 4.1 to the 1998-10-K).*

4.4 Securities Purchase Agreement, dated as of January 7, 1999, between Columbia and each of the purchasers named on the signature pages thereto (filed as Exhibit 4.2 to the 1998 10-K).*

4.5 Securities Purchase Agreement, dated as of January 19, 1999, among Columbia, David M. Knott and Knott Partners, L.P. (filed as Exhibit 4.3 to the 1998 10-K).*

4.6 Securities Purchase Agreement, dated as of February 1, 1999, between Columbia and Windsor Partners, L.P. (filed as Exhibit
                   4.4 to the 1998 10-K).*

4.7 Registration Rights Agreement, dated as of January 7, 1999, between Columbia and each of the purchasers named on the signature pages thereto (filed as Exhibit 4.5 to the 1998 10-K).*

4.8 Form of Warrant to Purchase Common Stock, dated as of January 7, 1999 (filed as Exhibit 4.6 to the 1998 10-K).*

4.9 Warrant to Purchase Common Stock, dated as of September 23, 1999, issued to James J. Apostolakis (filed as Exhibit 4.7 to Columbia's Annual Report on Form 10-K for the year ended December 31, 1999 (the "1999-10-K)).*

4.10 Warrant Agreement, dated as of October 25, 1999, between Columbia and Ryan, Beck & Co., Inc. (filed as Exhibit 4.10 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.11 Warrant Certificate, dated as of October 25, 1999, issued to Ryan Beck & Co., Inc. (filed as Exhibit 4.11 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.12 Warrant Certificate, dated as of October 25, 1999, issued to Randy F. Rock (filed as Exhibit 4.12 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.13 Warrant Certificate, dated as of October 25, 1999, issued to Michael J. Kollender (filed as Exhibit 4.13 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.14 Warrant Certificate, dated as of October 25, 1999, issued to Sharon diStefano (filed as Exhibit 4.14 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.15 Warrant Agreement, dated as of May 6, 2000, between Columbia and Ryan, Beck & Co., Inc. (filed as Exhibit 4.15 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.16 Warrant Certificate, dated as of May 6, 2000, issued to Ryan Beck & Co., Inc. (filed as Exhibit 4.16 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.17               Warrant Certificate, dated as of May 6, 2000, issued to Randy
                   F. Rock (filed as Exhibit 4.17 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.18 Warrant Certificate, dated as of May 6, 2000, issued to Michael J. Kollender (filed as Exhibit 4.18 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.19 Warrant Certificate, dated as of May 6, 2000, issued to Sharon diStefano (filed as Exhibit 4.19 to Columbia's Registration Statement on Form S-3 (File No. 333-37976).*

4.20 Convertible Note Purchase Agreement, 7 1/8% Convertible Subordinated Note due March 15, 2005 and Registration Rights Agreement, each dated as of March 16, 1998, between the Company and SBC Warburg Dillon Read Inc. (filed as Exhibit
                   10.12 to Columbia's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).*

5                  Opinion of Weil, Gotshal & Manges LLP.***

10 Settlement Agreement and Release, dated as of March 16, 2000, between Columbia Laboratories (Bermuda) Ltd. and Lake Consumer Products, Inc. (filed as Exhibit 10.21 to the 1999 10-K).**

23.1               Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                   5).***

23.2               Consent of Arthur Andersen LLP.**

23.3               Consent of Goldstein Golub Kessler LLP.**

24 Power of Attorney (included on the signature page of this Registration Statement)**

--------------

         *        Incorporated by reference.
         **       Filed herewith.
         ***      To be filed by amendment.